Exhibit 8.1



                [Letterhead of Cadwalader, Wickersham & Taft LLP]






                                 April 26, 2004




Wells Fargo Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland  21703

Ladies and Gentlemen:

      We have acted as your special tax counsel in connection with the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on April 26, 2004, pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Asset-Backed Certificates ("Certificates") and Asset-Backed Notes ("Notes" and, together with the Certificates, the "Securities") to be sold by Wells Fargo Asset Securities Corporation (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), Wells Fargo Bank, National Association, as securities administrator, and as identified in the Prospectus Supplement for such Series of Certificates, either Wells Fargo Home Mortgage, Inc., as servicer (the "Servicer") or Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"). Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between a Delaware statutory trust formed by the Company and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes. A form of Pooling and Servicing Agreement and a form of Indenture are included as exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

      In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below.

      As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Securities. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Securities that appears under the headings "Summary of Prospectus--Tax Status" and "Federal Income Tax Consequences" in the Prospectus and under the headings "Summary Information-Federal Income Tax Status" and "Certain Material Federal Income Tax Consequences" in the forms of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but, with respect to those federal income tax consequences that are discussed, in our opinion, the descriptions is accurate in all material respects.

      This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplements and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the captions "Certain Material Federal Income Tax Consequences" in the forms of Prospectus Supplement and "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

      No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.

                                    Very truly yours,

                                    /s/ Cadwalader, Wickersham & Taft LLP